EXHIBIT 10.1

AMENDMENT NO. 4 AND WAIVER TO MASTER REPURCHASE AGREEMENT

AMENDMENT NO. 4 AND WAIVER TO MASTER REPURCHASE AGREEMENT (this “Amendment”) is made and entered into as of March 6, 2007, among DB Structured Products, Inc. (“DBSP” or the “Committed Buyer”), Aspen Funding Corp. (“Aspen”), Newport Funding Corp. (“Newport”), Tucson Funding LLC (“Tucson”), Gemini Securitization Corp., LLC (“Gemini” and, together with Aspen, Newport and Tucson, each a “Noncommitted Buyer” and collectively, the “Noncommitted Buyers” and, together with the Committed Buyer, each a “Buyer” and collectively, the “Buyers”), and New Century Mortgage Corporation (“NCMC”), New Century Credit Corporation (“NC Credit”), Home123 Corporation (“Home123”) and NC Capital Corporation (“NCCC”; together with NCMC, NC Credit and Home123, each a “Seller” and collectively, the “Sellers”).

W I T N E S S E T H :

WHEREAS, the Sellers and the Buyers are parties to a certain Master Repurchase Agreement dated as of September 2, 2005, as amended by Amendment No. 1 to the Master Repurchase Agreement dated as of July 17, 2006, by Amendment No. 2 to the Master Repurchase Agreement dated as of November 17, 2006 and by Amendment No. 3 to the Master Repurchase Agreement dated as of December 19, 2006 (as so amended, the “Existing Agreement”; and as amended by this Amendment, the “Master Repurchase Agreement”);

WHEREAS, the parties hereto desire to further amend the Existing Agreement in the manner, and on the terms and conditions, herein provided, in order to, among other things, provide that no Buyer, including the Committed Buyer, shall any longer be committed to enter into Transactions.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby expressly acknowledged, the parties hereto agree as follows:

1. Definitions. Unless otherwise defined herein, all terms used herein which are defined in the Existing Agreement shall have the meanings assigned thereto in the Existing Agreement.

2. Amendments to Existing Agreement. The Existing Agreement is hereby amended as follows:

(a) The Sellers agree that no Buyer, including the Committed Buyer, is obligated to enter into Transactions with respect to Eligible Mortgage Loans at any time and that any decision to do so will be at the sole and absolute discretion of the Buyers;

(b) the Sellers and Buyers agree that, if any Buyer elects to enter into any Transaction on or after the date hereof, only Prime Mortgage Loans shall be the subject of such Transactions;

(c) in the absence of mutual agreement of the Buyers and Sellers to the contrary, the Repurchase Price for any Eligible Mortgage Loan which is the subject of a Transaction entered into on or after the date hereof shall be, on any date, the sum of (i) 105.36% of the Purchase Price with respect to such Purchased Asset plus (ii) the Price Differential as of the date of such determination decreased, in the case of clauses (i) and (ii), by all cash and Income on Purchased Assets actually received by such Buyer pursuant to Sections 9 and 12 plus (iii) any Breakage Costs due pursuant to Section 3(i) with respect to such Purchased Asset;

(d) Section 11(a) of the Existing Agreement is amended by adding the following to the end thereof:

On or before March _, 2007, the Sellers shall cause the Collection Account Bank on each Business Day to transfer all collections on the Mortgage Loans on deposit in the Collection Account to an account of DBSP. DBSP will identify such account to the Sellers in writing. The Sellers will cooperate with DBSP and the bank maintaining such account to enter into an account control agreement in form and substance satisfactory to DBSP and such bank with respect to such account.

3. Waiver. The Sellers have informed the Buyers that the Sellers and NCFC did not meet the requirements of Subsection (d) of Schedule C for the rolling two-quarter period ending December 31, 2006 (the “December 2006 Profitability Test”), and that as a result, Events of Default exist under Sections 7(g) and (k) of the Master Repurchase Agreement (the “Specified Events of Default”).  The Buyers hereby agree to waive, until March 10, 2007, compliance by the Sellers with Subsection (d) of Schedule C to the Existing Agreement for the two-quarter period ended December 31, 2006 only. After March 9, 2007, the waiver set forth in this Section 3 shall have no force or effect.

4. Limitations. The amendments and waiver set forth in Sections 2 and 3 above are limited precisely as written and shall not be deemed to (x) be a consent to any waiver of, or modification of, any other term or condition of the Existing Agreement, or any of the documents referred to therein or (y) prejudice any right or rights which the Buyers may now have or may have in the future under or in connection with the Master Repurchase Agreement, or any of the documents referred to therein. Except as expressly amended hereby, the terms and provisions of the Existing Agreement shall remain in full force and effect.

5. Fees and Expenses. The Sellers agree to promptly pay after being billed by a Buyer any reasonable legal fees and expenses incurred by such Buyer in connection with the preparation and execution of this Amendment.

6. Representations and Warranties. Each of the parties hereto severally represents and warrants that all acts, filings and conditions required to be done and performed and to have happened (including, without limitation, the obtaining of necessary governmental approvals) prior to the entering into of this Amendment to constitute this Amendment and the Existing Agreement as amended hereby the duly authorized, legal, valid and binding obligation of such party, enforceable in accordance with its terms, have been done, performed and have happened in due and strict compliance with all applicable laws.

7. Effectiveness. This Amendment shall become effective as of March 6, 2007, when:

(a) each of the parties hereto shall have executed a counterpart hereof and delivered the same to the Buyers;

(b) NCFC shall have executed a Consent and Acknowledgment, substantially in the form of Annex A hereto, and delivered the same to the Buyers; and

(c) the Buyers shall have received executed counterparts of Amendment No. 5 to the Fee Letter and the conditions to the effectiveness of such amendment shall have been satisfied.

8. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

9. Counterparts. This Amendment may be executed in several counterparts, each of which shall be regarded as the original and all of which shall constitute one and the same agreement.

10. No Present Claims. The Sellers  and, by its execution and delivery of the attached Consent and Acknowledgment, NCFC each acknowledges and agrees that, based upon the facts and circumstances existing as of the date hereof: (i) it has no claim or cause of action against any of the Buyers (or any of their directors, officers, employees, agents or Affiliates); (ii) it has no offset right, counterclaim or defense of any kind against any of its obligations, indebtedness or liabilities to any of the Buyers; and (iii) each of the Buyers has heretofore performed and satisfied in a timely manner all of its obligations.  Therefore, each Seller and NCFC unconditionally releases, waives and forever discharges all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether known or unknown, which it might otherwise have against any of the Buyers or any of their directors, officers, employees, agents or Affiliates for their respective actions or omissions occurring prior to the date hereof, on account of any condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind whatsoever which existed, arose or occurred at any time prior to the date hereof.

11. No Waiver. No failure on the part of any Buyer to exercise, and no delay in exercising, any right, power or remedy under the Master Repurchase Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by such Buyer of any right, power or remedy under the Master Repurchase Agreement preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

BUYERS:

DB STRUCTURED PRODUCTS, INC.
By: /s/ Glenn Minkoff
Name: Glenn Minkoff
Title: Director

By: /s/ John McCarthy
Name: John McCarthy
Title: Authorized Signatory

ASPEN FUNDING CORP.
By: /s/ Doris J. Hearn
Name: Doris J. Hearn
Title: Vice President

NEWPORT FUNDING CORP.
By: /s/ Doris J. Hearn
Name: Doris J. Hearn
Title: Vice President

TUCSON FUNDING LLC

By: /s/ Bernard J. Angelo
Name: Bernard J. Angelo
Title: Vice President

GEMINI SECURITIZATION CORP., LLC
By: Gemini Member Corp., as sole member
By: /s/ Douglas Donaldson
Name: Douglas Donaldson
Title: Treasurer

SELLERS:

NEW CENTURY MORTGAGE CORPORATION
By: /s/ Kevin Cloyd
Name: Kevin Cloyd
Title: Executive Vice President

NEW CENTURY CREDIT CORPORATION
By: /s/ Kevin Cloyd
Name: Kevin Cloyd
Title: President

HOME123 CORPORATION
By: /s/ Kevin Cloyd
Name: Kevin Cloyd
Title: Executive Vice President

NC CAPITAL CORPORATION
By: /s/ Kevin Cloyd
Name: Kevin Cloyd
Title: President

Annex A to Amendment No. 4 and Waiver

CONSENT AND ACKNOWLEDGMENT

Reference is made to the Master Repurchase Agreement, dated as of September 2, 2005 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Agreement”; and as amended by the Amendment No.4 and Waiver referred to below, the “Master Repurchase Agreement”), among DB Structured Products, Inc. (“DBSP” or the “Committed Buyer”), Aspen Funding Corp. (“Aspen”), Newport Funding Corp. (“Newport”), Tucson Funding LLC (“Tucson”), Gemini Securitization Corp., LLC (“Gemini” and, together with Aspen, Newport and Tucson, each a “Noncommitted Buyer” and collectively, the “Noncommitted Buyers” and, together with the Committed Buyer, each a “Buyer” and collectively, the “Buyers”), and New Century Mortgage Corporation (“NCMC”), New Century Credit Corporation (“NC Credit”), Home123 Corporation (“Home123”) and NC Capital Corporation (“NCCC”; together with NCMC, NC Credit and Home123, each a “Seller” and collectively, the “Sellers”). Capitalized terms used but not defined herein shall have the meanings given to them in the Existing Agreement.

The undersigned hereby consents to the execution and delivery of (1) Amendment No. 4 and Waiver to the Master Repurchase Agreement, dated as of the date hereof, among the Buyers and the Sellers and (2) Amendment No. 5 to the Fee Letter, dated as of the date hereof, among DBSP and the Sellers and agrees that it is bound by the provisions of Section 10 of such Amendment No. 4 and Waiver.

NEW CENTURY FINANCIAL CORPORATION By: /s/ Kevin Cloyd Name: Kevin Cloyd Title: Executive Vice President By: /s/ Stergios Theologides Name: Stergios Theologides Title: Executive Vice President

Dated as of March 6, 2007